Exhibit 23.3



ANDERSEN ANDERSEN & STRONG, L.C.                        941 East 3300 South
-----------------------------------------------------   Suite 202
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS   Salt Lake City, Utah
                                                        84016
                                                        Telephone 801-486-0096

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

ZuricKirch Corp.

We have issued our report dated June 23, 2000, accompanying the audited financial statements of ZuricKirch Corp., for the period ended December 31, 1999 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.

December 11, 2000                   /s/ Andersen Andersen & Strong
                                        Andersen Andersen & Strong